Exhibit 99.B

Exhibit B

The following is the form of Customer Agreement entered into by certain of the Reporting Persons, although there may be minor variations between or among the agreements executed.

CUSTOMER AGREEMENT

In consideration of the CREDIT SUISSE FIRST BOSTON LLC (“CSFB”) opening and maintaining for the undersigned customer (“Customer”), pursuant to the terms and conditions of this Agreement, one or more Margin and/or Cash accounts (each such account, a “Customer Account”) for the purpose of effecting certain transactions, including but not limited to the purchase and sale of securities, instruments, commodities and all derivatives provided thereon or other property (“Transactions”), Customer hereby represents and agrees as follows:

1.  Applicable Rules and Regulations; Other Agreements.

This Agreement and all Transactions executed in connection herewith hereby incorporate and shall be subject to the constitution, by-laws, rules, regulations, customs, usages, rulings and interpretations, as amended, of the exchange or market (and its clearinghouse, if any) where the Transactions are executed by CSFB or its agents and of the National Association of Securities Dealers, Inc., the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System, in all cases where applicable. Provisions contained in and remedies provided by this Agreement which are additional to or more or less expansive than any provisions contained in or remedies provided by any other agreement with Customer (including, without limitation, provisions or remedies that cover the same subject matter) shall not be deemed to be in conflict with each other, and all such provisions and remedies shall be applicable and available.

2.  Payment of Indebtedness.

Immediately upon written or oral demand by CSFB, or upon settlement date when applicable, Customer shall pay to CSFB in immediately available U. S. funds any principal balance of, accrued but unpaid interest on, and any other obligation owing in respect of, any Customer Account, including, without limitation, (i) all brokerage charges, commissions and service fees at CSFB’s customary rates or such rates agreed upon by Customer and CSFB from time to time, (ii) all contract market, exchange or clearinghouse fees or other charges and losses in any Customer Account, (iii) any advances made by CSFB to or for the benefit of Customer, (iv) any deficiency in any Customer Account, (v) any obligation of Customer to CSFB incurred in respect of Transactions executed in connection herewith, (vi) all costs and expenses, including, without limitation, attorney’s fees and expenses, incurred in connection with the enforcement or collection by CSFB of its rights or claims against Customer hereunder, under any Transactions or otherwise and (vii) any other obligations or indebtedness, however evidenced and whether now existing or hereafter arising, of Customer to CSFB and any of its affiliates, including, without limitation, Credit Suisse First Boston (Europe) Limited (collectively, the “CSFB Party” or “CSFB Parties”) (all the foregoing collectively, “Obligations”). CSFB shall have the right to accelerate the time fixed by it in any demand made of Customer.

3.  Lien.

A. To secure the payment and performance by Customer of all Obligations to the CSFB Parties, Customer hereby grants to the CSFB Parties a security interest in all Customer Accounts, all securities, instruments, credit balances, commodities, and other property, and all proceeds of any of the foregoing now or hereafter held or carried by the CSFB Parties, whether in a Customer Account or otherwise all security entitlements in respect of any of the foregoing held for the undersigned or which may at any time be in the possession or control of CSFB Parties for any purpose, including safekeeping, and all proceeds of any of the foregoing (collectively, the “Collateral”).  CSFB may require Customer to deposit additional Collateral as required by the rules and regulations of the Board of Governors of the Federal Reserve System, the New York Stock Exchange, Inc. or any other securities regulatory or self-regulatory body to whose jurisdiction it is subject. CSFB may also, but shall have no obligation to do so, require Customer to deposit such additional Collateral as CSFB, in its sole discretion, determines is appropriate as security for Customer’s Obligations to it. Without notice to Customer, CSFB Parties may lend, to itself or others, pledge, repledge, hypothecate, rehypothecate, sell, transfer or otherwise dispose of on any terms, any Collateral (other than fully paid or excess margin securities and Customer segregated funds and securities regulated by the Commodity Futures Trading Commission), whether held in a Customer Account or otherwise, separately or in common with other securities or commodities or any other property, for the sum then due, or for a greater or lesser sum, and without retaining in the CSFB Parties’ possession or control a like amount of similar securities or other property for delivery. Customer hereby irrevocably constitutes and appoints the CSFB Parties its true and lawful agent and attorney-in-fact, with full power to act in the name of Customer and on its behalf, with respect to the execution of all instruments and the taking of all action necessary or desirable to effectuate the rights and remedies provided hereunder and by applicable law to the CSFB Parties.

B. Without limiting the foregoing above, whenever the Customer does not, on or before the settlement date, pay in full for any security purchased for the account of the Customer, or deliver any security sold for such account, CSFB is authorized (subject to the provisions of any applicable statute, rule or regulation), until payment or delivery is made in full, to pledge, repledge, hypothecate or rehypothecate, on any terms, without notice, any or all securities which CSFB may hold for the Customer (either individually or jointly with others), separately or in common with other securities or commodities or any other property, for the sum then due, or for a greater or lesser sum and without retaining in CSFB’s possession and control for delivery a like amount of similar securities or other property.

C. All Collateral shall be subject to a general lien and a continuing first priority perfected security interest for the discharge of all Obligations and liabilities of the undersigned to CSFB Parties, irrespective of whether or not CSFB Parties have made advances in connection with such Collateral, the number of accounts the undersigned has with CSFB Parties or which particular CSFB Party holds such Collateral.  The undersigned and CSFB each acknowledge and agree that each CSFB Party which holds Collateral does so both for itself and also as an agent and bailee for all other CSFB Parties which may be secured parties under any Contract.  The undersigned and CSFB agree that all Collateral held in or credited to any account will be treated as financial assets under Article 8 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) and that any account maintained by the undersigned with any CSFB Party shall be a securities account under Article 8 of the UCC.  CSFB may at any time at its discretion and without prior notice to the undersigned use, apply or transfer any and all Collateral interchangeably between CSFB Parties and between any accounts in which the undersigned has an interest.  In the event of a breach or default of this Agreement by the undersigned, CSFB shall have in addition to the rights and remedies provided in this Agreement, all rights and remedies available to a secured creditor under the UCC and any other applicable law.  All Collateral delivered to CSFB shall be free and clear of all prior liens, claims and encumbrances and the undersigned will not cause or allow any of the Collateral to be subject to any liens, security interests, mortgages or encumbrances of any nature other than the security interest created in CSFB’s favor or any security interest created by a CSFB Party pursuant to its rights under this Paragraph 3.  Furthermore, Collateral consisting of securities shall be delivered in good deliverable form (or CSFB shall have the unrestricted power to place such securities in good deliverable form) in accordance with the requirements of the primary market for these securities.  The undersigned shall execute such documents and take such other action as CSFB shall reasonably request in order to perfect its rights with respect to any such Collateral.  In addition, the undersigned appoints CSFB as the undersigned’s attorney-in-fact to act on the undersigned’s behalf to sign, seal, execute and deliver all documents, and do all such acts as may be required, to realize upon any of CSFB Parties’ rights in the Collateral.

4.  Margin Accounts.

A. Upon written or oral demand by CSFB from time to time in its sole discretion, Customer shall transfer immediately to CSFB such funds, securities, commodities or other property so demanded by CSFB in its sole discretion, as margin to secure Customer’s payment or performance in connection with Transactions executed by CSFB on Customer’s behalf.

B. Any outstanding debit balance(s) in the Customer Account(s) shall accrue interest, in accordance with CSFB’s Credit Policy or amendments thereto.  Any such interest unpaid at the end of a charge period (such period being determined by CSFB from time to time in its sole discretion) will be added automatically to the opening balance in such Customer Account(s) for the next charge period.

 C. Until written notice of revocation from Customer is received, CSFB is hereby authorized to lend to itself (whether as broker or otherwise) or to others, any securities held by Customer on margin for the account of or under the control of Customer.

5.  Customer Representations.

Customer represents and warrants that (i) it has the requisite power and is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and thereunder and has taken all necessary actions to authorize such execution, delivery and performance, (ii) it will enter into such Transactions as principal (or, if agreed in writing in advance of the execution of any Transactions on its behalf by CSFB, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (and on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and any Transactions contemplated hereunder and such authorizations are in full force and effect, (v) the execution, delivery and performance of this Agreement and any Transactions contemplated hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected, (vi) the securities, instruments, credit balances, commodities, and other property in Customer Accounts are not subject to any liens, encumbrances, or any security interest, other than the security interest in favor of any CSFB Parties as provided in Paragraph 3 hereof and (vii) if Customer is an individual, no one except Customer has an interest in the Customer Account and the Customer is not an employee of any Exchange or of a member firm of any Exchange or the NASD, or of a bank, trust company or insurance company unless Customer has notified CSFB to that effect, and Customer will promptly notify CSFB if Customer becomes so employed. Upon the execution of any Transactions by CSFB on Customer’s behalf, Customer shall be deemed to repeat all the foregoing representations made by it.

6.  Representations and Covenants Relating to Transactions.

Pursuant to the rules promulgated by the Securities and Exchange Commission under Section 10(a) of the Securities Exchange Act of 1934, Customer hereby undertakes and agrees to designate all sell orders as either “long” or “short”, unless the security to be delivered after sale is carried in the account for which the sale is to be effected, and that the designation by Customer of an order as a “long” sell order shall be a certification by Customer that the security ordered to be sold is owned by the Customer and that either (i) such security has been forwarded to such account or (ii) it is then impracticable to deliver such security to such account, but that the Customer will deliver such security to such account as soon as possible without undue inconvenience or expense. If there is carried in the account for which the sale is to be effected a security which can be delivered in satisfaction of the sale, CSFB is authorized and directed to deliver such security from such account.

7.  Events of Default.

The following shall each constitute an “Event of Default”: (i) Customer fails to make any payment as and when required in Paragraph 2 hereof, (ii) Customer fails to provide margin to CSFB as and when required in Paragraph 3 or Paragraph 4 hereof or to perform any other Obligations as and when required, (iii) any representation or warranty made by Customer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, (iv) Customer states that it will not perform any of the Obligations , (v) Customer or any of its affiliates default in the performance of any obligation to any of the CSFB Parties under any agreement now or hereafter entered into, (vi) Customer defaults in the payment of any indebtedness for borrowed money, or any guaranty of such indebtedness, upon the maturity (including any accelerated maturity) thereof, (vii) Customer applies for, consents to or is the subject of an application or petition for the appointment of or the taking of possession by a receiver, custodian, trustee, liquidator or similar person of itself or of all or a substantial part of its property, admits in writing its inability, or becomes unable, to pay its debts generally as such debts become due, makes a general assignment for the benefit of its creditors, files or is the subject of the filing or entry of a petition or order for relief under Title 11 of the U.S. Code or any similar law of any jurisdiction regarding reorganization, liquidation, dissolution, insolvency, or relief of debtors or of an application for a protective decree under the Securities Investor Protection Act of 1970, (viii) CSFB believes that it may be unable to apply without delay property that it is holding or expects to receive from Customer against any Obligations to CSFB under this Agreement or in connection with any transactions executed by CSFB on Customer’s behalf or (ix) if Customer is an individual, Customer dies or is judicially declared incompetent.

8.  Remedies.

Upon the occurrence of any Event of Default, any of the CSFB Parties may, in its sole discretion and without notice to Customer, (i) cancel or otherwise liquidate any Customer Account and any Transactions executed by such CSFB Parties on Customer’s behalf, (ii) set off any obligation owing by such CSFB Parties to Customer and any of its affiliates against any obligation of Customer and any of its affiliates to each of the CSFB Parties, or against any Collateral, (iii) satisfy any obligation of Customer to such CSFBC Parties from any Collateral (iv) sell, or be deemed to have sold, any securities, instruments, commodities or other property in any Customer Account and (v) purchase, or be deemed to have purchased, any securities, instruments, commodities or other property, in which Customer has a short position.

All purchases or sales pursuant to this Paragraph 8 may be effected in public or private purchases or sales in which such (or any other) CSFB Party may be the purchaser or seller, in each case as such CSFB Party may deem appropriate in its sole discretion and at such price or prices as such CSFB Party may deem satisfactory in its sole discretion. Any grace or notice period required by agreement or custom prior to exercise of such remedies may be shortened or eliminated by any such CSFB Party if such CSFB Party determines, in its sole discretion, that it is reasonable to do so under the circum-stances. Customer shall be liable to any such CSFB Party for all costs and expenses, including attorney’s fees and expenses, incurred in connection with the enforcement or collection by such CSFB Party of its rights or claims against Customer hereunder or under any Transactions.

9.  Completion of Customer Transaction.

If Customer is required, and fails, on a settlement date to make delivery of any securities, instruments, commodities or other property in connection with Transactions executed by CSFB on Customer’s behalf, CSFB is authorized, but not obligated, to borrow any necessary securities, instruments, commodities or other property and to complete such delivery on Customer’s behalf with such borrowed securities, instruments, commodities or other property, and Customer shall indemnify CSFB for any and all losses suffered or expenses or liabilities incurred by or on behalf of CSFB in connection with such failure by Customer, whether or not CSFB borrows such securities, instruments, commodities or other property and completes such delivery on Customer’s behalf.

10.  Transfer Between Accounts.

To the extent permitted by statute or any rule or regulation of the Securities and Exchange Commission, the Commodity Futures Trading Commission or any self-regulatory organization subject to the jurisdiction of either agency, CSFB may without notice to Customer apply or transfer any or all monies, securities, instruments, commodities or other property of Customer interchangeably between any Customer Account(s) (other than from regulated commodity accounts) to other Customer Account(s) in satisfaction of such Obligations as CSFB may in its sole discretion determine.

11.  Inside Information.

CSFB has procedures to prevent the misuse of material, non—public (“inside”) information and violations of the anti-fraud provisions of securities laws which restrict the flow of inside information to CSFB sales, trading and research personnel. Solicitations, research recommendations, research analysis and other commentary, whether oral or written, by CSFB’s sales, trading and research personnel are not made on the basis of inside information and may, therefore, be inconsistent with inside information possessed by CSFB’s investment banking personnel or other CSFB personnel. CSFB shall not be liable for any losses, claims, damages, liabilities and expenses incurred by the Customer where such solicitations, research recommendations, research analysis or commentary are inconsistent with, or inaccurate in the light of, inside information possessed by other CSFB personnel.

12.  Lottery Allocation of Callable Securities.

When CSFB holds, on Customer’s behalf, bonds or preferred stocks in street or bearer form which are callable in part, Customer agrees to participate in an impartial lottery allocation system of the called securities in accordance with the rules of the New York Stock Exchange, Inc. Customer understands when the call is favorable, no allocation will be made to any account in which CSFB has a financial interest unless lottery allocations are made in full to all customer positions subject to the call.

13.  Communications.

Any notice, instruction or other communication required or permitted to be delivered to CSFB hereunder shall, unless expressly provided otherwise herein, be delivered in writing, or by telephone followed within one business day by written confirmation hereof. Such writing or written confirmation shall be deemed to have been duly given or made when delivered by hand to CSFB or, in the case of facsimile, when transmission confirmation is received, or, in the case of telex notice, or other similar method, when sent answerback received. Any such notice, instruction or other communication shall be addressed to the manager of the CSFB department or office handling the Customer Account(s). Communications may be sent to Customer at its address given below or at such other address as Customer may hereafter give CSFB in writing, and all communications so sent, whether by mail, facsimile, messenger or otherwise, shall be deemed given to Customer personally, whether actually received or not, and Customer agrees to waive all claims resulting from failure to receive such communication.

14.  Order and Statement Acceptance by Customer.

Any reports of CSFB’s execution of Customer’s orders and statements of Customer Account(s) issued by CSFB shall be deemed to have been accepted by and shall be binding upon Customer if not objected to by Customer in writing as required under applicable law, but in no event to exceed ten days after delivery thereof by CSFB to Customer by mail or otherwise.

15.  Financial Information and Credit Investigation.

Upon written or oral demand by CSFB, Customer shall supply to CSFB such financial information as CSFB determines in its sole discretion to be necessary to determine Customer’s financial condition and Customer’s ability to perform its Obligations under this Agreement or in connection with any Transactions executed by CSFB on Customer’s behalf. Customer acknowledges that CSFB may, from time to time and in its sole discretion, contact third persons to verify any financial information furnished to it by Customer. As part of this Agreement, Customer understands an investigation may be made pertaining to Customer’s credit standing and business conduct. If such investigation is conducted, Customer understands he has the right to make a written request within a reasonable period of time for a complete and accurate disclosure of the nature and scope of such investigation.

16.  Successors and Assigns.

This Agreement shall be binding upon the parties hereto and their successors and assigns. CSFB may transfer any or all Customer Account(s) to any such successor or assignee. Customer shall not assign its rights or obligations hereunder without the prior written consent of CSFB. Any such assignment by Customer without such prior written consent shall be void.

17.  Modification or Termination.

This Agreement may be terminated by either party hereto in its sole discretion upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding. No provision of this Agreement shall in any respect be waived, altered, modified or amended except in a writing duly executed on behalf of CSFB.

18.  Extraordinary Events.

CSFB shall not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes, delays in the transmission of orders due to a breakdown or failure of transmission or communication facilities, or by any other cause beyond CSFB’s control.

19.  Single Agreement.

CSFB and Customer acknowledge that they have entered into this Agreement and will enter into Transactions in consideration of and in reliance upon the understanding that all such Transactions constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, in addition to any of the other rights and obligations set forth in this Agreement, (i) each of CSFB and Customer agrees to perform all of its obligations in respect of each such Transaction, and agrees that a default in the performance of any such obligation shall constitute a default in respect of all such Transactions, (ii) CSFB shall be entitled to set off claims and apply property held by it in respect of any such Transactions or otherwise against obligations owing to it or any of its affiliates in respect of any other such Transactions or otherwise and (iii) payments, deliveries and other transfers made by any CSFB Party in respect of any such Transactions shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other such Transactions, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted by the CSFB Parties. Customer agrees that any Event of Default hereunder shall constitute a default in all of Customer’s Obligations to the CSFB Parties.

20.  Severability.

Each provision herein shall be treated as separate and independent from any other provision herein and shall be enforceable notwithstanding the unenforceability of any such other provision.

21.  Statement of Credit Policy.

Customer acknowledges receipt of the CSFB Statement of Credit Policy.

22.  Governing Law.

This Agreement and its enforcement shall be governed by the laws of the State of New York (without giving effect to the conflict of law principles thereof). The parties acknowledge that this Agreement is a, “securities contract” within the meaning of the Bankruptcy Code (11 U.S.C. Section 741(7)).  CSFB and Customer agree that the securities intermediary’s jurisdiction (within the meaning of the UCC) with respect to all Customer Accounts is the State of New York.

23.  Arbitration Agreement.

Customer acknowledges that:

(i)                                     arbitration is final and binding on the parties,

(ii)                                  the parties are waiving their right to seek remedies in court including the right to jury trial,

(iii)                               pre-arbitration discovery is generally more limited than and different from court proceedings,

(iv)                              the arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited, and

(v)                                 the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

The Customer agrees, and by carrying an account for the Customer, CSFB agrees that all controversies which may arise between us concerning any Transactions or the construction, performance, or breach of this or any other agreement between us pertaining to securities and other property, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this Agreement shall be con-ducted before the New York Stock Exchange, Inc. (“NYSE”), or the National Association of Securities Dealers, Inc. (“NASD”), or the Municipal Securities Rulemaking Board (“MSRB”) and in accordance with the rules obtaining of the selected organization. The Customer may elect in the first instance whether arbitration shall be by the NYSE, NASD or MSRB, but if the Customer fails to make such election, by registered letter or telegram addressed to CSFB to our main office, before the expiration of ten days after receipt of a written request from CSFB to make such election, then we may make such election. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action, or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the Customer is excluded from the class by court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

Before signing, Customer acknowledges having read the foregoing Agreement and the CREDIT SUISSE FIRST BOSTON LLC Statement of Credit Policy, if applicable, in its entirety and hereby consents and agrees to all the terms and conditions of these documents.

BY SIGNING THIS AGREEMENT CUSTOMER AGREES THAT ANY SECURITIES HELD ON MARGIN MAY BE LOANED TO CREDIT SUISSE FIRST BOSTON LLC OR LOANED OUT TO OTHERS.

BY SIGNING THIS AGREEMENT CUSTOMER ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE AT PARAGRAPH 23 ABOVE.

CUSTOMER ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THIS AGREEMENT.

Individual/Joint Account:

Dated: [ ]

By:
Name:

By:	(Joint Account)
Name:

Corporation/Partnerships:

By:	(Authorized Officer/General Partner)
Name:

ADDRESS FOR NOTICE:
[Customer Name: ]
[Name and Street City State Zip Code]

STATEMENT OF CREDIT POLICY*

This is to advise you of the terms and conditions under which interest will be charged with respect to accounts you maintain with the CREDIT SUISSE FIRST BOSTON LLC (“CSFB”) from time to time.

Regulation T of the Board of Governors of the Federal Reserve System (“Regulation T”) prohibits a broker-dealer from extending credit to a customer who maintains only a Special Cash Account.  Should you establish a Margin Account, a broker-dealer is permitted to extend credit to you for the purpose of enabling you to purchase, sell, carry or otherwise trade in securities which the Federal Reserve Board has designated as “margin” securities.

1. Method of Determining the Debit Balance.

If you have established a Margin Account with CSFB, you may purchase securities on margin and may sell securities you do not own (you may also sell short against the “Box”), contingent upon your prompt deposit of sufficient cash and/or securities to enable you and CSFB to comply with the margin requirements of the Federal Reserve Board, the New York Stock Exchange, Inc. and other securities regulatory or self-regulatory body having jurisdiction.  The difference between the aggregate transaction price and the amount you are required to deposit represents your debit balance.  Credit is extended to you by CSFB to the extent that it must pay the party from whom you have purchased securities, the difference between the aggregate purchase price and the amount you have deposited or, alternatively, the amount CSFB must pay in those instances when CSFB is required to borrow securities to effect delivery to the purchaser in a transaction where you have sold such securities short (or short against the “Box”).

2. Conditions Under Which an Interest Charge Will Be Imposed.

Interest will be charged on the debit balance in your Margin Account commencing on the settlement date of the transaction creating such debit until the balance is paid in full.  Additional purchases on margin, withdrawals of cash from your account (if permissible under Regulation T) or an increase in the market value of a security sold (or short against the “Box”) may create or add to your debit balance as may interest charged on your account and any other charge which may be assessed to your account.

3. Annual Rate of Interest.

An annual interest rate will be imposed on the debit balance in your account at a level no more than 2% above the prevailing broker’s call money rate as determined by CSFB.  This rate is subject to change without notice.  In the event of any default, CSFB may charge interest as a rate fixed by it not greater than three times the prevailing broker’s call money rate which shall not exceed the highest rate permitted by the laws of the State of New York.

4. Method of Computing Interest.

Interest is calculated by CSFB on a daily basis employing a 360 day year. Starting with the balance as of the close of the previous interest period, for each day of the new period, CSFB calculates your new debit or credit balance from the previous day’s closing balance taking into consideration both debits and credits which occurred that day.  To compute interest, the resulting daily balance, if a debit, is multiplied by 1/360th times the daily interest rate. The charge shown on the monthly statements furnished to you runs from the first calendar day of the current month to the last calendar day of the current month.  CSFB reserves the right to waive interest charges under one dollar. For interest computation purposes, CSFB does not combine the balance in any Special Memorandum Account with the balance in any other account carried by it.

For monthly statement display purposes only, an average daily debit balance and an average interest rate is calculated by taking the day’s balance if a debit and the interest rate that day which become components in the sums which equal the totals of all the resulting daily debit balances and interest rates for the period.  These sums are divided by the number of calendar days to arrive at the average daily debit balance and interest rate for that interest period.  For each interest period shown on your monthly statement, this monthly average balance and this monthly average interest rate and the number of calendar days for which a debit balance existed within an interest period are identified on your statement.

5. Credit for Balances in Cash Accounts.

For interest computations, CSFB combines balances in all your account types at CSFB, other than those arising as a result of short sales in a Margin Account and sales of securities not on deposit in your Special Cash Account.  This means any debit balance or available credit balance in such accounts will increase or decrease the average daily debit balance on which interest is computed as if there was just one combined account.

6. Other Charges.

In the case of the prepayment of the proceeds of a sale, interest calculated as set forth above, is charged to the settlement date and is deducted from the prepayment disbursement.

7. Lien Retained by CSFB.

In connection with its extension of credit to you, CSFB, as pledgee, retains a lien in accordance with paragraph 3 of CSFB’S Customer Agreement.

Any questions regarding CSFB’s credit policy may be directed to your registered representative who will be pleased to provide further information.

CREDIT SUISSE FIRST BOSTON LLC, A REGISTERED BROKER-DEALER, IS REQUIRED TO DISCLOSE ITS CLIENT POLICY TO EACH CUSTOMER AT THE TIME THE CUSTOMER OPENS A MARGIN ACCOUNT IN ACCORDANCE WITH THE PROVISIONS OF RULE 10b-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

** FOR CORPORATE ACCOUNTS ONLY **

(Suggested form of certificate and resolution.  Cross out inapplicable terms)

CERTIFICATE AND CORPORATE RESOLUTION CREDIT SUISSE FIRST BOSTON LLC:

I,                                , Secretary of

Corporation, incorporated in the State of [ ], do hereby certify that at a meeting of the Board of Directors of this Corporation duly held on [ ], at which a quorum was present and acting throughout, the following Resolution was unanimously adopted and that it is now in full force and effect without amendment or modification:

RESOLVED, that each of the officers designated below is authorized and empowered to open and maintain with CREDIT SUISSE FIRST BOSTON LLC (the “Brokers”) one or more accounts on behalf of the Corporation for the purchase and sale (including short sales) of, and dealing and trading in, the following: any and all forms of securities including, without limitation, stocks, bonds, debentures, notes, scrip, rights, warrants, certificates of deposit and certificates of interest or indebtedness of any and every kind and nature whatsoever, contracts for the forward delivery of U.S. Government and federal agency securities, asset backed securities, collateralized mortgage obligations, “when issued” transactions, standby (optional delivery) contracts and put and call option contracts (whether or not denominated as standby contracts) in such U.S. Government and agency securities, repurchase agreements and reverse repurchase (resale) agreements involving debt instruments of all kinds, foreign currencies and foreign denominated bonds of all kinds, mortgage loans, interest-rate (financial), stock-index, and currency futures contracts, and options on any underlying security, group of securities, currencies or index of securities, whether debt or equity, and options on interest-rate (financial), stock-index, and currency futures contracts, which options are currently trading, or may in the future trade, on any exchange or over the counter (hereafter collectively referred to as “Securities”).

Each of the officers designated herein is fully authorized on behalf of the Corporation to give and receive from the Brokers oral or written instructions, confirmations, notices or demands by telephone, telegraph, or otherwise with respect to such accounts and at all times to have complete authority in every way to bind and obligate the Corporation for the carrying out of any contract, agreement or transaction entered into by any such officer and/or agent for and on behalf of the Corporation with or through the Brokers; to pay in cash, check or draft drawn upon the funds of the Corporation such sums as may be necessary in connection with any of the said accounts; to deliver Securities or other property to, and deposit funds with, the Brokers; to order the transfer or delivery of Securities or other property to such officer or any other person whatsoever, and/or to order the transfer of record of any Securities to any name selected by any of the said officers or agents; to affix the corporate seal to any documents or agreements, or otherwise; to endorse any Securities in order to pass title thereto; to direct the sale or exercise of any rights with respect to any Securities; to sign for the Corporation all releases, assignments, powers of attorney and/or other documents in connection with any such account, and to agree to any terms or conditions to control any such account; to direct the Brokers to surrender any Securities to the proper agent or party for the purpose of effecting any exchange or conversion, or for the purpose of deposit with any protective or similar committee, or otherwise; to accept delivery of any Securities; to appoint any other person or persons to do any and all things which any of the said officers and/or agents is hereby empowered to do, and generally to do and take all action necessary in connection with the account, or considered desirable by such officer and/or agent with respect thereto.

This Resolution shall be and remain in full force and effect until written notification of its revocation shall be received by the Brokers.

The officers herein referred to are as follows:

Name of Officer Title

A true copy and statement.

DATE: ATTEST:
Secretary

Margin Disclosure Statement

Credit Suisse First Boston LLC (“CSFB”) is furnishing this document to you to provide some basic facts about purchasing securities on margin, and to alert you to the risks involved with trading securities in a margin account. Before trading stocks in a margin account, you should carefully review the CSFB Customer Agreement, which includes a section applicable to margin accounts. Consult your registered representative at CSFB regarding any questions or concerns you may have with your margin accounts.

When you purchase securities, you may pay for the securities in full or you may borrow part of the purchase price from CSFB. If you choose to borrow funds from CSFB, you will open a margin account with CSFB. The securities purchased are CSFB’s collateral for the loan to you. If the securities in your account decline in value, so does the value of the collateral supporting your loan, and, as a result, CSFB can take action, such as issue a margin call and/or sell securities or other assets in any of your accounts held with CSFB and its affiliates, in order to maintain the required equity in the account.

It is important that you fully understand the risks involved in trading securities on margin. These risks include, without limitation, the following:

•                                          You can lose more funds than you deposit in the margin account. A decline in the value of securities that are purchased on margin may require you to provide additional funds to CSFB to avoid the forced sale of those securities or other securities or assets in your account(s).

•                                          CSFB can force the sale of securities or other assets in your account(s). If the equity in your account(s) falls below the maintenance margin requirements or CSFB’s higher “house” requirements, CSFB can sell the securities or other assets in any of your accounts held at CSFB and its affiliates to cover the margin deficiency. You also will be responsible for any short fall in the account after such a sale.

•                                          CSFB can sell your securities or other assets without contacting you. Some investors mistakenly believe that a firm must contact them for a margin call to be valid, and that the firm cannot liquidate securities or other assets in their accounts to meet the call unless the firm has contacted them first. This is not the case. Most firms, including CSFB will attempt to notify their customers of margin calls, but they are not required to do so. However, even if a firm has contacted a customer and provided a specific date by which the customer can meet a margin call, the firm can still take necessary steps to protect its financial interests, including immediately selling the securities without notice to the customer.

•                                          You are not entitled to choose which securities or other assets in your account(s) are liquidated or sold to meet a margin call. Because the securities are collateral for the margin loan, CSFB has the right to decide which security to sell in order to protect its interests.

•                                          CSFB can increase its “house” maintenance margin requirements at any time and is not required to provide you advance written notice. These changes in firm policy often take effect immediately and may result in the issuance of a maintenance margin call. Your failure to satisfy the call may cause the member to liquidate or sell securities in your account(s).

•                                          You are not entitled to an extension of time on a margin call. While an extension of time to meet margin requirements may be available to customers under certain conditions, a customer does not have a right to the extension.